Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on August 4, 2022) pertaining to the Enovis Corporation 2020 Omnibus Incentive Plan of our report dated February 22, 2022 with respect to the consolidated financial statements of Colfax Corporation and the effectiveness of internal control over financial reporting of Colfax Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 4, 2022